                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)    February 8, 2002
                                                  --------------------

                           CANARGO ENERGY CORPORATION
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


          Delaware                        0-9147                 91-0881481
--------------------------------------------------------------------------------
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
      of incorporation)                                      Identification No.)

        CanArgo Services (UK) Limited
         150 Buckingham Palace Road
                London, England                                  SW1W 9TR
--------------------------------------------------------------------------------
  (Address of principal executive offices)                      (Zip Code)




Registrant's telephone number, including area code    (44) 207 808 4700
                                                    ---------------------



--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 9.   REGULATION FD DISCLOSURE

            On February 8, 2002, CanArgo Energy Corporation issued a press release announcing termination of Ninotsminda Oil Company's Participation Agreement with AES Mktvari LLC. The press release is presented below and incorporated herein by reference.

                        [CANARGO ENERGY CORPORATION LOGO]

                           CANARGO ENERGY CORPORATION


                 FOR IMMEDIATE RELEASE IN EUROPE & NORTH AMERICA

            CANARGO ANNOUNCES TERMINATION OF PARTICIPATION AGREEMENT

February 8th 2002 - Oslo, Norway, London, England - CanArgo Energy Corporation ("CanArgo") (OSE: CNR, OTCBB: GUSH) is pleased to announce that its wholly owned subsidiary, Ninotsminda Oil Company (`NOC') has, by mutual agreement, agreed to the termination of the Participation Agreement, which it signed with AES Mktvari LLC in July 2000. The termination, which comes about as a result of AES's intention to focus on its core activities, is expected to become effective in the very near future once legal documentation has been concluded.

The Participation Agreement sets out the basis upon which AES was to contribute to an exploration programme (which included wells N100 and M11) on NOC's Ninotsminda licence in Georgia and earn a 50% interest in NOC's proceeds from the sale of any petroleum discovered in the sub Middle Eocene stratigraphic sequence as a result of the exploration programme (the `Interest'). At termination, AES will have contributed $7,439,000 towards the exploration programme.

Following termination of the Participation Agreement, AES will give up all rights to the Interest and the Interest will revert back to NOC.

Furthermore, NOC has granted AES an option to enter into a gas supply agreement, exercisable by 31 July 2002, on a take or pay basis. If the option is exercised the gas supply agreement will be for an initial period of 5 years and it may be extended thereafter by the parties on a twelve month rolling basis. In the event that NOC produces gas from the sub Middle Eocene stratigraphic sequence, NOC will pay an associated subsidiary of AES a rebate on gas sales until the cumulative amount of that rebate equals the amount (on a non escalated basis) which AES advanced towards the exploration programme.

The extensive testing programme of the potential discovery in NOC's exploration well on the Ninotsminda licence area which the Company announced on 20th January 2002 is expected to commence imminently and the Company is expecting to make an announcement on the preliminary results within 45 days. Termination of the Participation Agreement is unconnected with the testing programme.

Dr David Robson, Chief Executive Officer of CanArgo said, "I'm pleased that our relationship with AES has been clarified and I hope that it will continue through the gas sales option in the future. As regards the forthcoming test on well N100, it is clearly an important time for our Company. Initial indications are encouraging although nothing will be resolved until the test programme is completed. However, we are hopeful that our earlier estimates (which we published on 14th March 2000) of up to one trillion cubic feet of gas will prove accurate. If we are successful in achieving commercial production then we would expect production to proceed in accordance with industry norms and our Ninotsminda Production Sharing Contract."

CanArgo Energy Corporation is an independent oil and gas exploration and production company operating in Eastern Europe. CanArgo's principal oil and gas operations are located in the Republic of Georgia. The Company's activities at its primary field in Georgia, the Ninotsminda field, are conducted through its subsidiary, Ninotsminda Oil Company Limited. In addition, the Company has interests in several other oil and gas prospects and in refining and marketing. Further information on the Company is available at http://www.sec.gov.

The matters discussed in this press release include forward looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company's reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward looking statements are intended to help shareholders and others assess the Company's business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cannot give assurance that the results anticipated herein will be attained.

FOR FURTHER INFORMATION, CONTACT:

CANARGO ENERGY CORPORATION
MURRAY CHANCELLOR, CHIEF OPERATING OFFICER
TEL:     +44 20 7808 4711
FAX      +44 20 7808 4747
MOBILE:  +44 77 4057 6138
E-MAIL:  INFO@CANARGO.COM

NORWAY INVESTOR RELATIONS
ERIC CAMERON, GAMBIT
TEL:  +47 22 04 82 00
FAX:  +47 22 04 82 01


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 CANARGO ENERGY CORPORATION


Date:  February 11, 2002                         By: /s/Anthony J Potter
                                                     -----------------------
                                                     Anthony J. Potter
                                                     Corporate Secretary